Exhibit 32.1


                   Globalwise Investments, Inc.

                 CERTIFICATION OF PERIODIC REPORT
    Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
                      18 U.S.C. Section 1350

      I, Donald R. Mayer, Principal Executive and Financial Officer of Globalwise Investments, Inc. certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      . the quarterly report on Form 10-QSB of the Company for the quarter ended June 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      . the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  July 31, 2003
                             /s/ Donald R. Mayer
                             __________________________________________
                             Donald R. Mayer
                             Principal Executive and Financial Officer